UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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RCM Technologies, Inc.
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RCM Technologies, Inc.

2500 McClellan Avenue

Pennsauken, NJ 08109

Tel: 856.356.4500

Fax: 856.356.4600

www.rcmt.com

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 17, 2010

To Our Stockholders:

The RCM Technologies, Inc. 2010 Annual Meeting of Stockholders will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103, on Thursday, June 17, 2010, at 6:00 p.m. local time.

The purposes of the meeting are to:

1.  Elect two Class B directors, each to serve until his term expires and until his successor is elected and qualified;

2.  Ratify our Audit Committee’s appointment of Amper, Politziner & Mattia, LLP as our independent accountants for our fiscal year ending January 1, 2011; and

3.  Transact such other business as may properly come before the meeting or any adjournment(s) of the meeting.

We have fixed April 19, 2010 as the record date for determining the stockholders entitled to vote at the meeting.  You are not entitled to notice of, or to vote at, the meeting if you were not a stockholder of record at the close of business on that date.

You are cordially invited to attend the meeting.  Whether or not you expect to attend the meeting in person, please sign, date and promptly return the enclosed proxy to ensure that your shares will be represented at the meeting.  The enclosed envelope requires no postage if mailed within the United States.  Most of our stockholders hold their shares in “street name” through brokers, banks and other nominees and may choose to vote their shares by telephone instead of using the enclosed proxy card.  If you wish to vote by telephone, please follow the instructions on your proxy card.  If you attend the meeting, you may revoke your proxy and vote in person.

By Order of the Board of Directors,

Kevin D. Miller
Secretary

Pennsauken, New Jersey
April 26, 2010

RCM TECHNOLOGIES, INC.

2500 McClellan Avenue
Suite 350
Pennsauken, New Jersey 08109

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

JUNE 17, 2010

About this Proxy Statement

Our Board of Directors is soliciting proxies to be used at our 2010 Annual Meeting of Stockholders. The meeting will be held at the offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania 19103 on Thursday, June 17, 2010, at 6:00 p.m. local time.  This proxy statement, the notice of annual meeting and the form of proxy will be mailed to stockholders beginning on or about April 29, 2010.

VOTING PROCEDURES

Who Can Vote

Only RCM common stockholders at the close of business on the record date, April 19, 2010, may vote at the annual meeting.  You are entitled to cast one vote for each share of RCM common stock that you owned as of the close of business on the record date.  At the close of business on the record date, there were 12,999,178 shares of RCM common stock outstanding.

How You Can Vote

You can vote by:

•                  marking your proxy card, dating and signing it, and returning it in the postage-paid envelope we have provided,

•                  phoning in your vote using the information provided on your voting form, or

•                  attending the meeting and voting in person.

How You Can Revoke Your Proxy or Change Your Vote

You can revoke your proxy at any time before it is voted at the meeting by:

•                  sending a written notice that you have revoked your proxy to our Secretary, Kevin D. Miller, at 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109-4613,

•                  submitting a later-dated proxy card, or

•                  attending the meeting, giving our Secretary written notice of your revocation and voting your shares.

If a bank, broker or other holder of record holds your shares in its name, you must obtain a proxy card executed in your favor from the holder of record to be able to vote your shares at the meeting.

General Information on Voting

A quorum must exist for voting to take place at the meeting.  A quorum exists if holders of a majority of the outstanding shares of our common stock are present at the meeting in person or are represented by proxy at the meeting.

Director nominees are elected by a plurality of the votes cast for the election of directors at the meeting. Thus, the nominees who receive the most votes will be elected as a director.  All other matters to be voted upon at the meeting must be approved by a majority of the votes cast on those matters.

Shares represented by a proxy marked “abstain” or “withheld” on any matter will be considered present at the meeting for purposes of determining whether there is a quorum, but will not be considered as votes FOR or AGAINST that matter.  Shares represented by a proxy as to which there is a “broker non-vote” (that is, where a broker holding your shares in “street” or “nominee” name indicates to us on a proxy that you have given the broker the discretionary authority to vote your shares on some but not all matters), will be considered present at the meeting for purposes of determining a quorum but will not be voted on matters as to which there is a “broker non-vote.”  Abstentions and “broker non-votes” will therefore have no effect on the outcome of any vote taken at the meeting.

Shares that have been properly voted and not revoked will be voted at the meeting in accordance with the instructions on your proxy card.  If you sign your proxy card but do not mark your choices, Leon Kopyt or Kevin D. Miller, the persons named on the enclosed proxy card, will vote the shares represented by your proxy card:

•                  FOR the persons we nominated for election as director;

•                  FOR the ratification of our Audit Committee’s appointment of Amper, Politziner & Mattia, LLP as our independent accountants for our fiscal year ending January 1, 2011.

If any other matters are properly presented at the meeting for consideration, Mr. Kopyt and Mr. Miller will have the discretion to vote on those matters for you.  Currently, we are not aware of any such matters.

Costs of Solicitation

We will pay for preparing, assembling and mailing this proxy statement.  Our directors, officers and employees may solicit proxies through the mails, direct communication or otherwise.  None of our directors, officers or employees will receive additional compensation for soliciting proxies.  We may reimburse brokerage firms and other custodians, nominees or fiduciaries for their reasonable expenses for forwarding proxy and solicitation materials to stockholders.

Important Notice Regarding the Availability of

Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2010

This proxy statement and our 2009 annual report to stockholders are available at

http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08117

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
DIRECTORS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners

The following table lists the persons we know to be beneficial owners of at least five percent of our common stock as of April 1, 2010.

Name and Address of Beneficial Owner	Number of Shares		Approximate Percentage of Outstanding Common Stock

Columbia Wanger Asset Management, L.P.	1,539,000	(1)	11.9%
227 West Monroe Street, Suite 3000
Chicago, IL 60606

FMR LLC	1,275,663	(2)	10.0%
82 Devonshire Street
Boston, MA 02109

Heartland Advisors, Inc.	1,000,000	(3)	7.7%
789 North Water Street
Milwaukee, WI 53202

Dimensional Fund Advisors LP	978,707	(4)	7.6%
1299 Ocean Avenue, 11th Floor
Santa Monica, CA 90401

(1)      Based on a Schedule 13G, dated February 11, 2010, filed with the Securities and Exchange Commission (the “Commission”) by Columbia Wanger Asset Management, L.P. (“CWAM”), a registered investment advisor, and WAM Acquisition GP, Inc. for itself and as general partner of CWAM, joined by Columbia Acorn Investment Trust and Wanger Advisors Trust. The Schedule 13G states that CWAM has sole voting and dispositive power over all of these shares and that WAM Acquisition GP, Inc. shares voting and dispositive power as to all of these shares. The Schedule 13G also states that Columbia Acorn Trust holds 6.1% of RCM’s outstanding common stock and that Wanger Advisors Trust holds 5.8% of RCM’s outstanding common stock.

(2)          Based on information provided to the Company in writing on March 22, 2010 by representatives of FMR LLC, a parent holding corporation, on behalf of itself, Edward C. Johnson III, Fidelity Management, Research Company and Fidelity Low Priced Stock Fund. This information confirmed that Fidelity Management & Research Company, a wholly-owned subsidiary of FMR LLC and a registered investment advisor, is the beneficial owner of all of these shares as a result of acting as investment adviser to various registered investment companies, including Fidelity Low Priced Stock Fund which owns all of these shares. Edward C. Johnson, III and FMR LLC, through its control of Fidelity Management & Research Company and Fidelity Low Priced Stock Fund, each have sole dispositive power as to all of these shares. The provided information also confirmed that Fidelity Low Priced Stock Fund’s Board of Trustees has sole voting power as to all of these shares.

(3)          Based on a Schedule 13G, dated February 10, 2010, filed with the Commission. The Schedule 13G states that Heartland Advisors, Inc., a registered investment advisor, and William J. Nasgovitz have shared voting power as to 1,000,000 of these shares and shared dispositive power as to all of these shares.  The Heartland Value Fund, an account managed by Heartland Advisors, Inc., owns 1,000,000 shares, or 7.7%, of RCM’s outstanding common stock.  Heartland Advisors, Inc. and William J. Nasgovitz each disclaim beneficial ownership of any of these shares.

(4)          Based on a Schedule 13G, dated February 8, 2010, filed with the Commission. The Schedule 13G states that Dimensional Fund Advisors LP has sole voting and investment power as to all of these shares. Dimensional Fund Advisors LP disclaims beneficial ownership of these shares, which are held by four investment companies to which Dimensional Fund Advisors LP provides investment advice.

Security Ownership of Management

The following table lists the number of shares of our common stock beneficially owned, as of April 1, 2010, by each director and director nominee, each of our executive officers, certain members of our senior management, and by our directors, nominees and executive officers as a group.  In general, beneficial ownership includes those shares a person has the power to vote or transfer, as well as shares owned by immediate family members who live with that person.

Name	Number of Shares	Approximate Percentage of Outstanding Common Stock
Leon Kopyt(1)	613,594	4.5%
Norman S. Berson(2)	86,471	*
Robert B. Kerr(3)	83,471	*
Richard D. Machon(4)	0	*
Lawrence Needleman(5)	10,000	*
S. Gary Snodgrass(6)	0	*
Kevin D. Miller(7)	478,028	3.5%
Rocco Campanelli(8)	163,760	*
William D. Gargano(9)	30,000	*
Michael Saks(10)	32,000	*
All directors and executive officers as a group (10 persons)(11)	1,497,324	10.7%

*                 Represents less than one percent of our outstanding common stock.

(1)                Includes 250,000 shares issuable upon the exercise of options under our stock option plans.

(2)                Includes 60,000 shares issuable upon the exercise of options under our stock option plans.

(3)                Includes 55,000 shares issuable upon the exercise of options under our stock option plans.

(4)                Elected Class “A” Director on March 8, 2010.

(5)                Includes 10,000 shares issuable upon the exercise of options under our stock option plans.

(6)                Elected Class “C” Director on March 8, 2010.

(7)                Includes 150,000 shares issuable upon the exercise of options under our stock option plans.

(8)                Includes 137,000 shares, issuable upon the exercise of options under our stock option plans.

(9)                Includes 30,000 shares, issuable upon the exercise of options under our stock option plans.

(10)          Includes 32,000 shares, issuable upon the exercise of options under our stock option plans.

(11)          Includes 724,000 shares issuable upon the exercise of options under our stock option plans.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes.  There are two Class B directors, one Class A director and one Class C director.  Directors are elected to staggered three-year terms and will serve until their successors have been elected and qualified.  The descriptions of the nominees for election and the directors whose terms will continue after this year’s annual meeting set forth the experience, qualifications, attributes and skills that have led our Independent Directors to conclude that these nominees should serve as members of our Board of Directors.

The terms of our current Class B directors, Robert B. Kerr and Lawrence Needleman, will expire at this year’s annual meeting.  The Class C directors, Leon Kopyt and S. Gary Snodgrass, will serve until the annual meeting in 2011.  The Class A directors, Norman S. Berson and Richard D. Machon, will serve until the annual meeting in 2012.

Board Independence

The Board of Directors has determined that Norman S. Berson, Robert B. Kerr, Richard D. Machon, Lawrence Needleman and S. Gary Snodgrass are “independent directors” as defined in Marketplace Rule 4200(a)(15) of the National Association of Securities Dealers.  In this Proxy, these five directors are referred to individually as an “Independent Director” and collectively as the “Independent Directors.”

Two Class B directors will be elected at this year’s annual meeting to serve for a three-year term expiring at our annual meeting in 2013.  Robert B. Kerr and Lawrence Needleman have been nominated to serve as Class B directors.  Messrs. Kerr and Needleman have consented to serve a term on our Board of Directors.  The persons named as proxy holders on the enclosed proxy card, Mr. Kopyt and Mr. Miller, intend to vote FOR the election of Messrs. Kerr and Needleman unless you mark a contrary instruction on your proxy card.  Unless you indicate otherwise on your proxy card, if Messrs. Kerr and Needleman are unable to serve as a director at the time of this year’s annual meeting, Mr. Kopyt or Mr. Miller will vote FOR the election of another person that the Board may nominate in his place.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF ROBERT B. KERR AND LAWRENCE NEEDLEMAN AS CLASS B DIRECTORS.

Nominees for Election as Director

Class B Director Nominees

Robert B. Kerr, Director since 1994, age 67

Mr. Kerr was a founding partner of Everingham & Kerr, Inc., a merger & acquisition consulting firm which started in 1987.  The company, formerly located in Haddon Heights, New Jersey, served small and medium-sized manufacturing, distribution and service businesses.  Mr. Kerr retired from Everingham & Kerr, Inc. in 2008.

Lawrence Needleman, Director since 2007, age 68

Mr. Needleman is founding member of a financial services, consulting and tax practice located in Richboro, PA, which has been in operation since 1987.  He is a member of Accreditation Council for Accountancy and Taxation and is an Enrolled Tax Agent in the Commonwealth of Pennsylvania.

Current Board Members

Class A Director

Norman S. Berson, Director since 1987, age 83

Mr. Berson has been Of Counsel to the Philadelphia, Pennsylvania law firm of Fineman Krekstein & Harris, P.C., and its predecessors, since 1981.  Previously, Mr. Berson was a member of the House of Representatives of the Commonwealth of Pennsylvania for 18 years.

Richard D. Machon, Director since 2010, age 63

Mr. Machon has been providing independent consulting services to major utilities through Machon & Associates since 2000.  Prior to his employment as an independent consultant, Mr. Machon held a number of key management positions at Tennessee Valley Authority, Portland General Electric, Impell and Boston Edison.  Mr. Machon has also served as Senior Vice President of Operations at PSEG from 2008 to 2010 and as Nuclear Chief Operating Officer at Ontario Power Generation from 1997 to 2000.

Class C Director

Leon Kopyt, Director since 1991, age 65

Mr. Kopyt has been our President, Chief Executive Officer and Chairman of the Board since 1992. Previously, Mr. Kopyt served as our Chief Financial Officer and Treasurer from 1992 to 1994, and as our Chief Operating Officer from May 1990 to January 1992.

S. Gary Snodgrass, Director since 2010, age 58

Mr. Snodgrass retired from Exelon Corporation in 2007 after ten years of employment as Executive Vice President and Chief Human Resources Officer.  Prior to joining Exelon, Mr. Snodgrass was employed by USG Corporation as Vice President of Human Resources from 1973 to 1997.

OUR EXECUTIVE OFFICERS

The following table lists our executive officers as of January 2, 2010 and certain members of our senior management.  Our Board elects our executive officers annually for terms of one year and may remove any of our executive officers with or without cause.

Name	Age	Position
Leon Kopyt	65	Chairman, Chief Executive Officer, President and Director
Kevin D. Miller	43	Chief Financial Officer, Treasurer and Secretary
Rocco Campanelli	59	Executive Vice President
William Gargano	48	Group Senior Vice President
Michael Saks	54	Senior Vice President

The business experience of Mr. Kopyt is summarized in “Proposal 1 — Election of Directors.”

Kevin D. Miller has served as a Chief Financial Officer, Secretary and Treasurer since October 2008.  From July 1997 until September 2008, he was Senior Vice President of RCM.  From 1996 until July 1997, Mr. Miller served as an Associate in the corporate finance department of Legg Mason Wood Walker, Incorporated. From 1995 to 1996, Mr. Miller was a business consultant for the Wharton Small Business Development Center.  Mr. Miller previously served as a member of both the audit and corporate finance groups at Ernst & Young, LLP.

Rocco Campanelli has served as an Executive Vice President of RCM since June 1999.  From September 1995 until June 1999, Mr. Campanelli served as a Senior Vice President of RCM and our General Manager of Professional Engineering.  Previously, Mr. Campanelli was a Senior Vice President of Operations and Marketing for Cataract, Inc., a business we acquired in August 1995.  From the time he joined Cataract in 1988 until August 1995, Mr. Campanelli held the position of Northeast Regional Manager and Vice President of Operations.

William Gargano has served as a Group Senior Vice President of RCM since June 2008 and Senior Vice President since July 2006.  From September 2004 until June 2006, Mr. Gargano served as a Vice President of RCM in our SmartShore and Life Sciences Practices.  Previously, Mr. Gargano held positions as Senior Vice President of Sales and Marketing for EPAM Systems (2003-2004), President and COO for Taratec Development Corp. (2000-2002), and Executive Vice President of North American Operations for Computer Horizons Corp. (1993-1999).  Mr. Gargano has over 26 years of Executive Management, Sales and Consulting experience.

Michael Saks has served as Senior Vice President and General Manager of RCM’s Health Care Services Division since May 2007.  From January 1994 until May 2007 he was the Vice President and GM of RCM Health Care.  Prior to joining RCM, Mr. Saks served as a corporate executive at MS Executive Resources, MA Management and Group 4 Executive Search.  Mr. Saks has over 29 years of Executive Management, Sales and Recruiting experience.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The Compensation Committee (for purposes of this analysis, the “Committee”) of the Board has responsibility for establishing, implementing and continually monitoring adherence with the Company’s compensation philosophy.  The Committee seeks to ensure that the total compensation paid to the executives is fair, reasonable and competitive.  Generally, the types of compensation and benefits provided to our executives, including the named executive officers, are similar to those provided to other executive officers.

Throughout this proxy statement, each of the individuals who served as the Company’s Chief Executive Officer and Chief Financial Officer during fiscal 2009, as well as the other individuals included in the Summary Compensation Table on page 14, are referred to as the “named executive officers.”

Compensation Philosophy and Objectives

The Committee believes that the most effective executive compensation program is one that is designed to reward strong annual operating performance by the Company.  Where named executive officers focus specifically on one or more areas of the Company’s business, the Committee believes that the cash incentive portion of their compensation should focus on those areas.  For the Chief Executive Officer and Chief Financial Officer, the cash incentive portion of their compensation is focused on overall Company financial performance, as the Committee believes that their incentive compensation should be aligned with their focus on overseeing the totality of the Company’s operations.  Where appropriate, the Committee also considers the achievement of the specific annual, long-term and strategic goals by the Company, and in such cases seeks to align executives’ interests with those of the stockholders by rewarding performance above established goals, with the ultimate objective of improving stockholder value.  The Committee evaluates both performance and compensation to ensure that the Company maintains its ability to attract and retain superior employees in key positions and that compensation provided to key employees remains competitive relative to the compensation paid to similarly situated executives of our peer companies.  To that end, the Committee believes executive compensation packages provided by the Company to its executives, including the named executive officers, should generally include both cash and stock-based compensation that reward performance as measured against established goals.

Role of Executive Officers in Compensation Decisions

The Committee makes all compensation decisions regarding the compensation of the Chief Executive Officer, Chief Financial Officer and the other named executive officers.  In the case of named executive officers other than the Chief Executive Officer and the Chief Financial Officer, the Compensation Committee receives recommendations from the Chief Executive Officer regarding their compensation.  Additionally the Committee receives recommendations from the Chief Executive Officer regarding equity awards to all elected officers of the Company.

The Chief Executive Officer annually reviews the performance of each executive (other than the Chief Executive Officer and the Chief Financial Officer whose performance is reviewed solely by the Committee). The conclusions reached and recommendations based on these reviews, including with respect to salary adjustments and annual award amounts, are presented to the Committee.  The Committee can exercise its discretion in modifying any recommended adjustments or awards to executives.

Setting Executive Compensation

Based on the foregoing objectives, the Committee has structured the Company’s annual and long-term incentive-based cash and non-cash executive compensation to motivate executives to achieve the business goals set by the Company and reward the executives for achieving such goals.

Functions of the Compensation Committee

The Committee’s primary functions include:

•                  reviewing, approving and determining the salaries, bonuses and other benefits of RCM’s directors and executive officers,

•                  recommending to RCM’s Board amendments to existing stock option plans and the adoption of new stock option plans,

•                  negotiating, reviewing, approving and determining the adoption of, or amendments to, any compensatory plans, arrangements or agreements between RCM and its executives, and

•                  establishing and reviewing management perquisites.

Components of Compensation

The Committee generally structures RCM executives’ compensation through a combination of the following:

•                  Base Salary: As a general rule, the Committee establishes base salaries for RCM’s executives based upon the individual’s performance and contribution to RCM.  The Committee takes into account base salaries of executives in comparable positions in companies similar to RCM. Some of RCM’s executives are parties to employment agreements.  The salaries of those executives are based on their agreements.

•                  Annual Incentive Compensation: The Committee provides annual incentive awards to RCM’s executives to reward their contributions to RCM. As discussed in more detail below under “2009 Compensation,” Mr. Kopyt’s bonus is based solely on RCM’s EBITDA. Mr. Miller’s bonus is determined based on a combination of EBITDA and certain other factors at the discretion of the Chief Executive Officer. The other factors include productivity goals such as organization leadership, mentoring and training of administrative staff, and meeting applicable financial and regulatory filing requirements. The bonuses of all other executives are determined based on RCM’s operating income and certain other factors at the discretion of the Chief Executive Officer, based on the guidelines established by the Committee.

•                  Long-Term Incentive Compensation: The Committee periodically considers granting stock options and other RCM securities to RCM executives.  Any such grants are designed to align the interests of each RCM executive with those of the stockholders, and provide each executive with a significant incentive to manage RCM from the perspective of an owner with an equity stake in the business.  When made, grants typically permit executives to acquire RCM’s common stock at a fixed price per share (generally, the market price on the grant date) over a specified period of time (usually up to ten years).  The grants provide a return to the executive only if the market price of the shares appreciates over the option term.

In considering any potential grant of an equity award, the Committee would consider each executive’s:

•                  position with RCM,

•                  potential for future responsibility over the option term,

•                  performance in recent periods, and

•                  current holdings of RCM stock and options.

The Committee believes that RCM’s financial performance is a better indicator of executive achievement than its stock price.  The Committee examines a number of financial indicators in assessing RCM’s performance, including:

•                  net sales,

•                  operating income,

•                  net income, and

•                  earnings per share.

The Committee does not base compensation decisions upon any precise formula or accord any one factor greater weight than the other factors.

2009 Compensation

•                  Base Salary:  For 2009, Mr. Miller, Mr. Campanelli, Mr. Gargano and Mr. Saks received increases to base salary.  Mr. Miller received an increase of $25,000 on January 1, 2009 increasing his base salary from $275,000 to $300,000.  Mr. Campanelli received an increase of $25,000 on January 1, 2009 increasing his base salary from $225,000 to $250,000.  Mr. Gargano received an increase of $30,000 on January 1, 2009 increasing his base salary from $195,000 to $225,000.  Mr. Saks received an increase of $15,000 on January 1, 2009 increasing his base salary from $160,000 to $175,000.  The increases were intended to bring salaries more in line with what the Committee believes to be the standards in the industry, though no formal studies were made of either area.  All other named executive officers received base salaries at the same rate as in 2008.

•                  Annual Incentive Compensation/Bonus: Messrs. Kopyt, Miller, Campanelli, Gargano and Saks were eligible to receive cash incentive compensation based on the achievement of certain goals established by the Compensation Committee in 2008.

Leon Kopyt, RCM’s Chief Executive Officer, participates in the same programs as RCM’s other executives, and receives compensation based on: the same factors as RCM’s other executives, his employment agreement and a termination benefits agreement.  Mr. Kopyt’s overall compensation reflects his high level of policy and decision-making authority and his level of responsibility with respect to RCM’s strategic direction and financial and operational results.  Mr. Kopyt’s compensation for 2009 was determined based on an informal study of the compensation of chief executive officers of other companies in the information technology industry, which have financial and corporate characteristics similar to those of RCM.

For Mr. Kopyt, these goals were based on overall Company financial performance, measured by the Company’s earnings before interest, income taxes, depreciation, and amortization (“EBITDA”).  The Committee has chosen EBITDA as the appropriate measure for use as a performance goal as it closely correlates to cash flow.  Mr. Kopyt was entitled to receive incentive compensation equal to 2.0% of the Company’s EBITDA for fiscal year 2009.  These levels were chosen because the Committee believes the percentages when applied to EBITDA will adequately compensate Mr. Kopyt with respect to the compensation philosophy described above.  Accordingly, Mr. Kopyt received incentive compensation payment for 2009 of $259,246.  This payment represented 41.5% of his annual base salary.

Mr. Miller received a total bonus of $88,539, an incentive bonus of $64,811 and a discretionary bonus of $23,758.  This payment represented 29.5% of his annual base salary.

The Company’s operating vice presidents are entitled to receive incentive compensation based on the achievement by their operating business units with respect to specific financial measures established prior to, or early in, each fiscal year.  The Committee believes that linking the performance of the unit managers to their units provides them an incentive to maximize the financial performance of the areas of the Company’s business for which they are directly responsible.

Subject to occasional modification, the methodology for structuring these incentive compensation goals and potential awards is as follow:  For each pre-determined financial measure, minimum, target and maximum levels are set.  Specified bonuses are established for achievement of the minimum and target levels.  For achievement over target, the operating managers are entitled to receive an additional amount consisting of a predetermined percentage of the excess over the established target level, up to an established maximum payment.  This is done to give incentive to the manager to exceed his target and be rewarded for growth.

Mr. Campanelli was entitled to receive bonuses based on the achievement of the Company’s Engineering and Healthcare business units.  Minimum targets are based on the achievement of certain percentages of budgeted financial performance.  Thus, Mr. Campanelli received incentive compensation of $130,000 with respect to the Engineering unit and $0 with respect to the Healthcare unit for a total incentive compensation of $130,000.

Mr. Gargano is Senior Vice President of the Company’s IT Consulting Division.  Minimum targets are based on the achievement of certain percentages of budgeted financial performance.  Mr. Gargano received incentive compensation of $125,000 for 2009.

Mr. Saks is Senior Vice President of the Company’s Health Care Division.  Minimum targets are based on the achievement of certain percentages of budgeted financial performance.  Mr. Saks received incentive compensation of $118,920 for 2009.

•                  Long-Term Incentive Compensation:  As discussed above, the Committee from time to time considers the granting of equity awards to the named executive officers.  For 2009, the following long-term compensation awards were made to the named executive officers as detailed on page 15 of this Proxy.

Deductibility of Executive Compensation

Section 162(m) of the Internal Revenue Code limits the amount of executive compensation RCM may deduct for federal income tax purposes.  In general, Section 162(m) only allows a publicly held corporation to deduct up to one million dollars per year of compensation paid to certain executives.  The executives whose compensation is subject to limitation under Section 162(m) are those executives who, as of the close of a corporation’s taxable year, are either the chief executive officer (or an individual acting in such capacity), or an executive whose compensation is required to be reported to stockholders under the Securities Exchange Act of 1934 by reason of that executive being among the four highest compensated officers of a corporation for the taxable year (other than the chief executive officer).  Performance-based compensation is not, however, subject to this deduction limitation if it meets certain requirements.  One of the requirements is that performance-based compensation be payable only on the attainment of performance goals that have been approved by a corporation’s stockholders.  Compensation attributable to the exercise of options that are granted with an exercise price at or above the fair market value of the stock subject to the option under a stockholder-approved stock option plan meeting certain requirements is also qualified as performance-based compensation.  The compensation committee has generally attempted to structure the compensation it pays to RCM’s executives subject to Section 162(m) so that compensation that would exceed the one million dollar limitation otherwise imposed under Section 162(m) will qualify for the exemption noted above for performance-based compensation.

Summary Compensation Table

The following table lists, for our fiscal years ended January 2, 2010, December 27, 2008 and December 29, 2007, cash and other compensation paid to, or accrued by us for our chief executive officer, our chief financial officer and each of the persons who, based upon total annual salary and bonus, was one of our other three most highly compensated executives during the fiscal year ended January 2, 2010.

Name and Principal Position	Year	Salary	Bonus	Option Awards(1)	Non-Equity Incentive Plan Compensation	All Other Compensation(2)	Total

Leon Kopyt	2009	$625,000	—	$74,010	$259,246	$17,771	$976,027
President and CEO	2008	$550,000	—	—	$26,377	$17,529	$593,906
	2007	$550,000	—	—	$248,714	$19,054	$817,768

Kevin D. Miller	2009	$300,000	$23,728	$49,340	$64,811	$12,780	$450,659
CFO, Treasurer and	2008	$256,250	$50,000	—	—	$12,615	$318,865
Secretary	2007	$250,000	$45,000	—	—	$14,106	$309,106

Rocco Campanelli	2009	$250,000	—	$24,670	$130,000	$9,374	$414,044
Executive Vice President	2008	$225,000	$30,000	—	$28,577	$9,245	$292,822
	2007	$225,000	—	—	$168,054	$10,642	$403,696

Bill Gargano	2009	$225,000	—	$24,670	$125,000	$9,105	$383,775
Group Sr. Vice President	2008	$195,000	—	—	$129,159	$9,006	$324,159
	2007	$183,384	—	—	$116,790	$10,422	$310,596

Michael Saks	2009	$175,000	—	$14,802	$118,920	$6,831	$315,553
Senior Vice President	2008	$160,000	—	—	$232,161	$9,015	$401,176
	2007	$156,346	—	—	$155,969	$9,030	$321,345

(1)          These amounts are based upon the grant date fair value of the option awards calculated in accordance with Financial Accounting Standards Board Accounting Standards Codification (“ASC”) Topic 718. The assumptions used in determining the amounts in the column are set forth in note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 filed with the Commission.  For information regarding the number of shares subject to 2009 stock option grants, other features of those grants, and the grant date fair value of the grants, see the Grants of Plan-Based Awards table on page 15.

(2)          This amount represents (i) premiums in the amount of $216 we paid in 2009 for life and disability insurance on each of the officers named in this table; (ii) premiums we paid during our 2009 for medical and dental insurance on each of the officers named in this table as follows: Leon Kopyt: $17,555; Kevin Miller: $12,564; Rocco Campanelli: $9,158; Bill Gargano: $8,889; and Michael Saks: $6,615; and (iii) matching contributions in the amount of $0 were made during the 2009 fiscal year for each of the officers in accordance with RCM’s retirement savings plan adopted pursuant to Section 401(k) of the Internal Revenue Code of 1986, as amended.

During our 2009 and 2008 fiscal years, certain of the officers named in this table received personal benefits not reflected in the amounts of their respective annual salaries or bonuses. The dollar amount of these benefits did not, for any individual in any fiscal year, exceed the lesser of $50,000 or 10% of the total compensation reported for that individual in any year.

Grants of Plan Based Awards

The following table lists information regarding the options to purchase our common stock we granted to our executive officers and certain members of our senior management during our fiscal year ended January 2, 2010. We have never granted any stock appreciation rights.

Name	Grant Date	All Other Option Awards: Number of Securities Underlying Options	Exercise or Base Price of Option	Grant Date Fair Value of Stock and Option Awards

Leon Kopyt	7/8/2009	75,000	$1.73	$74,010
Kevin D. Miller	7/8/2009	50,000	$1.73	$49,340
Rocco Campanelli	7/8/2009	25,000	$1.73	$24,670
William D. Gargano	7/8/2009	25,000	$1.73	$24,670
Michael Saks	7/8/2009	15,000	$1.73	$14,802

The options granted on July 8, 2009 will become exercisable on the first anniversary of the date of grant in the case of Messrs. Kopyt and Miller, and the third anniversary of the date of grant in the cases of Messrs Campanelli, Gargano and Saks, assuming that the holder has been continuously employed by us between the date of grant and such third anniversary; provided that vesting may be accelerated, so that the option would become exercisable as to 50% of the shares subject thereto, based upon the determination of the Compensation Committee on each of the first two anniversaries of the date of grant, as to the achievement by the grantee of certain performance goals.  The value of the stock options reflects a per option value of the Black-Scholes value of the option as of July 8, 2009. The Black-Scholes valuation was $0.99 based upon the following assumptions:

•                  5 year expected life

•                  67% expected volatility

•                  2.23% risk free interest rate

•                  0% dividend yield

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth information concerning outstanding options to purchase shares of common stock as of January 2, 2010.

	Option Awards
	Number of Securities Underlying Unexercised Options		Option Exercise	Option Expiration
Name	Exercisable	Unexercisable	Price	Date
Leon Kopyt	100,000	—	$3.00	10/26/2010
	50,000	—	$3.95	8/5/2013
	100,000	—	$4.40	6/27/2015
	—	75,000	$1.73	7/8/2019

Kevin D. Miller	75,000	—	$4.75	8/29/2010
	25,000	—	$3.95	8/5/2013
	50,000	—	$4.40	6/27/2015
	—	50,000	$1.73	7/8/2019

Rocco Campanelli	12,000	—	$3.06	4/2/2011
	25,000	—	$3.25	9/25/2011
	22,455	—	$4.70	1/8/2012
	2,545	—	$4.70	1/8/2012
	25,000	—	$3.95	8/5/2013
	50,000	—	$4.40	6/27/2015
	—	25,000	$1.73	7/8/2019

Bill Gargano	30,000	—	$4.91	12/27/2015
	—	25,000	$1.73	7/8/2019

Michael Saks	2,000	—	$3.06	4/2/2011
	15,000	—	$4.40	6/27/2015
	15,000	—	$4.91	12/27/2015
	—	15,000	$1.73	7/8/2019

Option Exercises and Stock Vested

No stock options were exercised and no stock awards of any kind vested in 2009 for the named executive officers.

COMPENSATION COMMITTEE REPORT

The Compensation Committee of the Company has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with management and, based on such review and discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

Compensation Committee

Lawrence Needleman (Chair)

Robert B. Kerr

Compensation of Directors

Our employee directors do not receive any compensation for serving on our Board or its committees, other than the compensation they receive for serving as employees of RCM.

The Board of Directors has approved a compensation package for non-employee directors, which became effective in July 2009.  Under the arrangement, each non-employee director receives a retainer fee of $36,000 per year as compensation for service on the Board.  Prior to August 2009, the annual retainer fee was $24,000.  In addition to the retainer fee, each eligible non-employee director is paid meeting attendance fees of $750 for each Board meeting and $300 for each Committee meeting in excess of four that is held on a date other than the date of a Board meeting.

All employee and non-employee directors also are eligible to receive options to purchase our common stock and stock appreciation rights under our stock option plans.

The following table lists cash and other compensation paid to, or accrued by us for, our Board of Directors for our fiscal year ended January 2, 2010.

Director Compensation Table

Name and Principal Position	Fees Earned or Paid in Cash	Option Awards(1)	All Other Compensation	Total
Norman S. Berson(2)	—	$9,868	—	$9,868
Robert B. Kerr	$30,500	$9,868	—	$40,368
Lawrence Needleman	$30,500	$9,868	—	$40,368

(1)          These amounts are based upon the grant date fair value of the option awards calculated in accordance with ASC Topic 718. The assumptions used in determining the amounts in the column are set forth in note 9 to our consolidated financial statements in our Annual Report on Form 10-K for the fiscal year ended January 2, 2010 filed with the Commission.  As of January 2, 2010, each director has the following number of options outstanding: Norman S. Berson: 70,000; Robert B. Kerr: 65,000; Lawrence Needleman: 20,000.

(2)          Mr. Berson has elected not to receive fees for his participation as a Board member.  Fees paid to the law firm in which Mr. Berson is a member were $2,901 for the year ended January 2, 2010.

Leon Kopyt, the Company’s Chairman and Chief Executive Officer, is not included in this table as he is an employee of the Company and thus receives no compensation for his services as director.  The compensation received by Mr. Kopyt as employee of the Company is shown in the Summary Compensation Table on page 14.

Employment Agreements

Mr. Kopyt’s employment agreement provides for an annual base salary of $625,000, vacation time and other customary benefits.  In addition, the agreement provides that Mr. Kopyt’s annual bonus will be based on our EBITDA, defined as earnings before interest, taxes, depreciation and amortization.

Mr. Kopyt’s employment agreement is for a term of three years and automatically extends each year for an additional one-year period.  This employment agreement is terminable upon Mr. Kopyt’s death or disability, or for cause, as defined in the agreement.

Change in Control and Termination of Employment Arrangements for Mr. Kopyt

The Company is party to a Termination Benefits Agreement with Mr. Kopyt, amended on December 12, 2007 to comply with the requirements of section 409A of the Internal Revenue Code of 1986 (the “Benefits Agreement”).  Pursuant to the Benefits Agreement, following a Change in Control (as defined therein), the remaining term of Mr. Kopyt’s employment is extended for five years (the “Extended Term”).  If Mr. Kopyt’s employment is terminated thereafter by the Company other than for cause, or by Mr. Kopyt for good reason (including, among other things, a material change in Mr. Kopyt’s salary, title, reporting responsibilities or a change in office location which requires Mr. Kopyt to relocate), then the following provisions take effect: the Company is obligated to pay Mr. Kopyt a lump sum equal to his salary and bonus for the remainder of the Extended Term; and the Company shall be obligated to pay to Mr. Kopyt the amount of any excise tax associated with the benefits provided to Mr. Kopyt under the Benefits Agreement. If such a termination had taken place as of January 2, 2010, Mr. Kopyt would have been entitled to cash payments of approximately $5.7 million (representing salary and excise tax payments).

Severance Agreement for Mr. Kopyt

The Company is party to a Severance Agreement with Mr. Kopyt,  amended on December 12, 2007 to comply with the requirements of section 409A of the Internal Revenue Code of 1986 (the “Severance Agreement”).  The agreement provides for certain payments to be made to Mr. Kopyt and for the continuation of Mr. Kopyt’s employee benefits for a specified time after his service with the Company is terminated other than “for cause,” as defined in the Severance Agreement.  Amounts payable to Mr. Kopyt under the Severance Agreement would be offset and reduced by any amounts received by Mr. Kopyt after his termination of employment under his employment agreement and the Benefits Agreement, which are supplemented and not superseded by the Severance Agreement.  If Mr. Kopyt had been terminated as of January 2, 2010, then under the terms of the Severance Agreement, and after offsetting any amounts that would have been received under his current employment and termination benefits agreements, he would have been entitled to cash payments of approximately $3.9 million, inclusive of employee benefits.

COMPLIANCE WITH SECTION 16(A) OF THE EXCHANGE ACT

We believe that, during our fiscal year ended January 2, 2010, our executive officers and directors made all required filings under Section 16(a) of the Securities Exchange Act on a timely basis.  Our belief is based solely on:

•                  our review of copies of forms filed pursuant to Section 16(a) and submitted to us during and with respect to our fiscal year ended January 2, 2010 and

•                  representations from the Company’s directors, executive officers and beneficial owners of more than 10% of our Common Stock that they have complied with all Section 16(a) filing requirements with respect to 2009.

BOARD MEETINGS AND COMMITTEES

Our Board of Directors has an executive committee, an audit committee and a compensation committee. The committees report their actions to the full Board at the Board’s next regular meeting.  The following table shows on which of our Board’s committees each of our directors served.

Our Board of Directors held five meetings in the fiscal year ended January 2, 2010.  The Company does not have a specific written policy with regard to attendance of directors at our annual meetings of stockholders, although board member attendance is strongly encouraged.  Each of our four directors attended all Board meetings, including the 2009 Annual Meeting, and all meetings of the committees on which each director served.  At each meeting of the Board of Directors, there was an executive session attended only by the Independent Directors.

Board Member	Executive	Committee Audit	Compensation
Leon Kopyt	X
Norman S. Berson		X
Lawrence Needleman		X	X
Robert B. Kerr		X	X

General Duties of Each Committee

The general duties of each committee are as follows:

Executive Committee

•                  Acts on behalf of our Board between meetings of the Board.

•                  Met five times during our fiscal year ended January 2, 2010.

Audit Committee

The Board of Directors has adopted a written Audit Committee Charter.  A copy of the Audit Committee Charter is posted on our website under “Investors - Corporate Governance.”

•                  Reviews our financial and accounting practices, controls and results, reviews the scope and services of our auditors and appoints our independent auditors.

•                  Met seven times during our fiscal year ended January 2, 2010.

•                  See “Report of the Audit Committee” below.

Compensation Committee

•                  Determines the compensation of our officers and employees.

•                  Administers our stock option plans.

•                  Met two times during our fiscal year ended January 2, 2010.

•                  See “Compensation Committee Report” above.

Independence of Committees

The Board of Directors has determined each member of the Audit Committee and the Compensation Committee of the Board meets the independence requirements applicable to members of those committees as prescribed by the National Association of Securities Dealers, the Commission and the Internal Revenue Service.  The Board of Directors has further determined that Robert B. Kerr, Chair of the Audit Committee, is an “audit committee financial expert” as such term is defined in Item 407(d)(5) of Regulation S-K promulgated by the Commission.

Director Nominations

The Board of Directors does not have a separate nominating committee.  Nominees for election to the Board of Directors are selected by a majority of our Independent Directors.  The Independent Directors do not have a charter relating to the nominating process.  They seek nominees with the highest personal and professional character and integrity, who possess appropriate characteristics, skills, experience, diversity of background and time to make a significant contribution to the Board of Directors, the Company and its stockholders.  With respect to their consideration of diversity of background, the Independent Directors do not have a formal policy of assessing diversity with respect to any particular qualities or attributes.

The Independent Directors consider recommendations for nominations from a variety of sources, including directors, business contacts, legal counsel, community leaders and members of management.  In addition, the Independent Directors consider stockholder recommendations for director nominees that are received in a timely manner.  Nominees proposed by shareholders will be considered using the same criteria and in the same manner as all other nominees.  All such stockholder recommendations should be submitted in writing in care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109 no later than January 18, 2011.

Communications with the Board

Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, in care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109.  In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors or to specified Board members will be forwarded in accordance with the sender’s instructions.  However, our Secretary reserves the right not to forward any personally abusive, threatening or otherwise inappropriate materials.

PROPOSAL 2

RATIFICATION OF THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS

Our Audit Committee has selected Amper, Politziner & Mattia, LLP to act in the capacity of independent accountants for the current fiscal year ending January 1, 2011.  Ratification and approval by the stockholders will be sought by the Board of Directors for the selection of Amper, Politziner & Mattia, LLP as independent accountants to audit our accounts and records for the fiscal year ending January 1, 2011, and to perform other appropriate services. The affirmative vote of a majority of the votes cast on this proposal at the Annual Meeting is required to approve it.  In the event that a majority of the shares voted at the Annual Meeting do not vote for ratification of the selection of Amper, Politziner & Mattia, LLP, the Audit Committee will reconsider such selection.

Representatives of Amper, Politziner & Mattia, LLP will be present at the Annual Meeting and will have an opportunity to make a statement if they so desire and to respond to questions by stockholders.

Fees Billed by Amper, Politziner & Mattia, LLP during 2009

Audit Fees.  Fees billed to the Company by Amper, Politziner & Mattia, LLP for audit services rendered by Amper, Politziner & Mattia, LLP for the audit of the Company’s 2009 annual financial statements, for the review of those financial statements included in the Company’s Quarterly Reports on Form 10-Q, and for services that are normally provided by Amper, Politziner & Mattia, LLP in connection with statutory and regulatory filings or engagements, totaled $157,000.

Audit-Related Fees.  Fees billed to the Company by Amper, Politziner & Mattia, LLP during 2009 for audit-related services that were reasonably related to the performance of the audit or review of the Company’s financial statements and are not reported under the preceding paragraph totaled $0.

Tax Fees.  Fees billed to the Company by Amper, Politziner & Mattia, LLP during 2009 for professional services rendered for tax compliance, tax advice and tax planning totaled $0.

All Other Fees.  Amper, Politziner & Mattia, LLP was not engaged by the Company during 2009 to perform any non-audit services.  Amper, Politziner & Mattia, LLP does not audit the Company’s 401(k) plan.

The Audit Committee has considered whether Amper, Politziner & Mattia, LLP’s provision of services other than professional services rendered for the audit and review of our financial statements is compatible with maintaining Amper, Politziner & Mattia, LLP’s independence, and has determined that it is so compatible.

All audit, audit-related, tax and other services were pre-approved by the Audit Committee pursuant to applicable regulations.  The Audit Committee currently pre-approves all engagements of the Company’s accountants to provide both audit and non-audit services, and has not established formal pre-approval policies or procedures.  The Audit Committee did not approve any non-audit services pursuant to Rule 2-01 (c) (7) (i) (C) of Regulation S-X during 2009.

OUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE RATIFICATION AND APPROVAL OF THE SELECTION OF AMPER, POLITZINER & MATTIA, LLP AS OUR INDEPENDENT ACCOUNTANTS FOR FISCAL 2010.

REPORT OF THE AUDIT COMMITTEE

The following Report of the Audit Committee does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent the Company specifically incorporates this Report by reference therein.

As part of its oversight of the Company’s financial statements, the Audit Committee reviewed and discussed with both management and the Company’s outside auditors all financial statements prior to their issuance.  Management advised the Committee in each case that all financial statements were prepared in accordance with generally accepted accounting principles, and reviewed significant accounting issues with the Committee.  These reviews included discussion with the outside auditors of matters required to be discussed pursuant to Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees) as adopted by the Public Company Accounting Oversight Board in Rule 3200T.

The Committee also discussed with Amper, Politziner & Mattia, LLP matters relating to its independence, including a review of audit and non-audit fees and the written disclosures made and letter given to the Committee pursuant to the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence.

In addition, the Committee reviewed major initiatives and programs aimed at strengthening the effectiveness of the Company’s internal control structure.  As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing staffing levels and steps taken to implement recommended improvements in internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee recommended to the Board of Directors that the Board approve the inclusion of the Company’s audited financial statements in the Company’s Annual Report on Form 10-K for the fiscal year ended January 2, 2010 for filing with the Securities and Exchange Commission.

Audit Committee

Robert B. Kerr (Chair)
Norman S. Berson
Lawrence Needleman

CORPORATE GOVERNANCE MATTERS

Stockholder Communications with the Board.  Stockholders may send communications to the Board of Directors in writing, addressed to the full Board of Directors, individual directors or a specific committee of the Board of Directors, care of Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109. In general, all stockholder communications sent to our Secretary for forwarding to the Board of Directors, or to specified Board members, will be forwarded in accordance with the sender’s instructions.  However, our Secretary reserves the right to not forward to Board members any abusive, threatening or otherwise inappropriate materials.

Director Attendance at Annual Meetings.  The Company encourages all of the directors to attend the annual meeting of stockholders.  The 2009 Annual Meeting of Stockholders was attended by all of the directors.

Code of Conduct and Code of Ethics.  We have adopted a Code of Conduct applicable to all of our directors, officers and employees.  In addition, we have adopted a Code of Ethics, within the meaning of applicable Commission rules, applicable to our Chief Executive Officer, Chief Financial Officer and Controller. Both our Code of Conduct and Code of Ethics are available free of charge by sending a written request to Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109.  If we make any amendments to either of these Codes (other than technical, administrative, or other non-substantive amendments), or waive (explicitly or implicitly) any provision of the Code of Ethics to the benefit of our Chief Executive Officer, Chief Financial Officer or Controller, we will disclose the nature of the amendment or waiver, its effective date and to whom it applies in the investor relations portion of our website at www.rcmt.com, or in a report on Form 8-K that we file with the Commission.

Related Party Transaction Approval Policy.  Our Code of Conduct mandates that officers and directors bring promptly to the attention of our Compliance Officer, currently our Chief Financial Officer, any transaction or series of transactions that may result in a conflict of interest between that person and the Company.  Furthermore, our Audit Committee must review and approve any “related party” transaction as defined in Item 404(a) of Regulation S-K, promulgated by the Securities and Exchange Commission, before it is consummated.  Following any disclosure to our Compliance Officer, the Compliance Officer will then typically review with the Chairman of our Audit Committee the relevant facts disclosed by the officer or director in question.  After this review, the Chairman of the Audit Committee and the Compliance Officer determine whether the matter should be brought to the Audit Committee or the full Board of Directors for approval.  In considering any such transaction, the Audit Committee or the Board of Directors, as the case may be, will consider various relevant factors, including, among others, the reasoning for the Company to engage in the transaction, whether the terms of the transaction are at arm’s length and the overall fairness of the transaction to the Company.  If a member of the Audit Committee or the Board is involved in the transaction, he or she will not participate in any of the discussions or decisions about the transaction.  The transaction must be approved in advance whenever practicable, and if not practicable, must be ratified as promptly as practicable.

Risk Oversight by the Board.  The role of our Board of Directors in our risk oversight process includes receiving regular reports from members of management on areas of material risk to us, including operational, financial, legal and strategic risks.

In particular, our Audit Committee is tasked pursuant to its charter to “discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures.”  As appropriate, the Chairman of the Audit Committee reports to the full Board of Directors on the activities of the Audit Committee in this regard, allowing the Audit Committee and the full Board to coordinate their risk oversight activities.

As one component of our risk oversight and anti-fraud program, our Audit Committee has established complaint reporting procedures described under “Compliance Policy” in the “Investors” section of our website at www.rcmt.com.  These procedures indicate how to submit complaints to our Audit Committee regarding concerns about our accounting practices, our adherence to financial policies and procedures, or our compliance with the Sarbanes-Oxley Act of 2002.  Once received, grievances are reviewed by the Chairman of the Audit Committee for consideration.

Board Leadership Structure.  Mr. Kopyt has been both our Chief Executive Officer and the Chairman of our Board since 1992.

We believe that the overlap between our Board and executive management has been advantageous to us, in that we have benefited from strong, clear, consistent and cohesive leadership, with Mr. Kopyt setting the tone and having ultimate responsibility for all of our operating and strategic functions, thus providing unified leadership and direction for our Board of Directors and our operational functions.  While our Board of Directors has never concluded that the role of Chairman must always be held by a senior executive, and reserves the right to reconsider this matter, it intends to continue the current arrangement for the foreseeable future.

While our Board does not have a lead independent director, we receive strong leadership from all the Independent Directors, and believe that this will be enhanced with the recent elections of Mr. Machon and Mr. Snodgrass. The Independent Directors meet in executive session on a periodic basis in connection with regularly-scheduled meetings of the full Board of Directors, as well as in their capacity as members of our Audit Committee and Compensation Committee.  The Board believes that its structure facilitates a strong sense of responsibility among our directors, as well as active and effective oversight by the Independent Directors of our operations and strategic initiatives, including the risks that may be attendant thereto.  All members of our Board are able to propose items for inclusion on Board meeting agendas, and our Board meetings include time for discussion of items not on the formal agenda.

STOCKHOLDER PROPOSALS

Stockholders may submit proposals to be considered for inclusion in the proxy materials for our annual meetings.  For your proposal to be included in the proxy materials for our 2011 annual meeting:

•                  you must submit your proposal in writing to Kevin D. Miller, Secretary, RCM Technologies, Inc., 2500 McClellan Avenue, Suite 350, Pennsauken, New Jersey 08109;

•                  Mr. Miller must receive your proposal no later than December 27, 2010; and

•                  your proposal must comply with the rules and regulations of the SEC.

If you wish to present a proposal at our 2011 annual meeting but not have the proposal included in our proxy materials relating to that meeting, you must notify our Secretary of such proposal.  If we do not receive notice of your proposal by March 12, 2011, the proposal will be deemed “untimely” for the purposes of Rule 14a-4(c) of the Securities Exchange Act of 1934.  If the proposal is deemed “untimely,” the persons named as proxies in next year’s proxy materials will be entitled to vote in their discretion with respect to the proposal.

By Order of the Board of Directors,

Kevin D. Miller
Secretary

April 26, 2010

0 14475 PROXY RCM TECHNOLOGIES, INC. 2500 McCLELLAN AVENUE SUITE 350 PENNSAUKEN, NEW JERSEY 08109-4613 THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned, a stockholder of RCM Technologies, Inc. (the "Company"), hereby appoints Leon Kopyt and Kevin D. Miller, and each of them, as the true and lawful attorneys and proxies of the undersigned, with full power of substitution, for and in the name of the undersigned, to vote and otherwise act on behalf of the undersigned at the Annual Meeting of Stockholders of the Company to be held at the law offices of Morgan, Lewis & Bockius LLP, 1701 Market Street, Philadelphia, Pennsylvania on Thursday, June 17, 2010, at 6:00 p.m. local time, and at any adjournment or adjournments thereof, with respect to all shares of the Company's Common Stock which the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, on the following matters: (Continued and to be signed on the reverse side.) Driving Directions to offices of Morgan, Lewis & Bockius LLP, site of the Annual Meeting: From the South (or Phila. Airport): Take I-95 North. Follow signs for "Central Phila./I-76" over George Platt Bridge to I-76 West. After going over the bridge, turn left at the light to get onto the Schuylkill Expressway (I-76) West. Take I-76 to exit 39 (30th Street Station). At 30th Street exit, go to Market Street (first traffic light) and turn right. Follow Market Street east to 17th Street. On Market Street just before 17th on your left is the entrance to an indoor parking garage (Parkway Corporation) which services the Morgan, Lewis building. From the West: Take I-76 (PA Tpke.) east to exit 24 (Schuylkill Expwy.). Take Schuylkill Expwy. (I-76) towards Central Philadelphia. The expressway splits when it reaches downtown Philadelphia. Stay in the center lane, and then take the left fork following the signs to "Route 676 East - Central Philadelphia." Exit on the right at Broad Street, in less than half of a mile. At the top of the ramp, turn right onto 15th Street follow to the third light and turn right onto John F. Kennedy Boulevard and proceed to 17th Street. Just beyond 17th Street on your left is the entrance to an indoor parking garage (Parkway Corporation) which services the Morgan, Lewis building. From the North (Pennsylvania): Take I-95 South to 676/Vine Street exit. Stay in the left lane. Follow I-676 West (Central Philadelphia) and stay in right lane (about 1 mile). Take the Broad Street exit. Follow ramp around onto 15th Street. Proceed on 15th Street until fifth traffic light. Make a right turn onto John F. Kennedy Boulevard. Proceed to just past 17th Street, and on your left will be an entrance to an indoor parking garage (Parkway Corporation) which services the Morgan, Lewis building. From the North (New Jersey): Take the New Jersey Turnpike to exit 4. From there, follow Route 73 North to Route 38 West (changes to Rt. 30), which leads to the Benjamin Franklin Bridge into Philadelphia. You will be on Vine Street where you should continue, staying to the right and following the "Rte. 611/Local Traffic" sign. Turn left on 15th Street, until the fifth traffic light. Make a right turn onto John F. Kennedy Boulevard. Proceed to just beyond 17th Street and on your left will be an entrance to an indoor parking garage (Parkway Corporation) which services the Morgan, Lewis building.. From the East: Take I-76 over Walt Whitman Bridge. Go west on I-76 (Schuylkill Expy.) To exit 39 (30th Street Station). Go one block to Market Street. Turn right onto Market Street and continue to 17th Street. On Market Street just before 17th on your left is the entrance to an indoor parking garage (Parkway Corporation) which services the Morgan, Lewis building

ANNUAL MEETING OF STOCKHOLDERS OF RCM TECHNOLOGIES, INC. June 17, 2010 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2010 This proxy statement and our 2009 annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08117. Please sign, date and mail your proxy card in the envelope provided as soon as possible. Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of two Class B directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal. O Robert B. Kerr O Lawrence Needleman 2. Ratification of the appointment by the Board of Directors of Amper, Politziner & Mattia, LLP as independent accountants for the Company for the fiscal year ending January 1, 2011. In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof. This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If the stockholder gives no direction, the proxy will be voted "FOR" both of the nominees for director, "FOR" Proposal 2 and in the proxies' discretion on any other matters to come before the Annual Meeting. The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x Please detach along perforated line and mail in the envelope provided. 20230000000000000000 0 061710

Signature of Stockholder Date: Signature of Stockholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person. To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 1. The election of two Class B directors, each to serve until his term expires and until his successor is elected and qualified or until his earlier resignation or removal. O Robert B. Kerr O Lawrence Needleman 2. Ratification of the appointment by the Board of Directors of Amper, Politziner & Mattia, LLP as independent accountants for the Company for the fiscal year ending January 1, 2011. In their discretion, the named proxies are authorized to vote upon such other matters as may properly come before the Annual Meeting or any adjournment(s) thereof. This proxy, when properly executed, will be voted as directed by the undersigned stockholder. If the stockholder gives no direction, the proxy will be voted "FOR" both of the nominees for director, "FOR" Proposal 2 and in the proxies' discretion on any other matters to come before the Annual Meeting. The undersigned hereby acknowledges receipt of the notice of Annual Meeting, the proxy statement furnished in connection therewith and the annual report to stockholders and hereby ratifies all that the said attorneys and proxies may do by virtue hereof. FOR AGAINST ABSTAIN FOR ALL NOMINEES WITHHOLD AUTHORITY FOR ALL NOMINEES FOR ALL EXCEPT (See instructions below) INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: NOMINEES: ANNUAL MEETING OF STOCKHOLDERS OF RCM TECHNOLOGIES, INC. June 17, 2010 TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and Account Number shown on your proxy card. Vote by phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting. PROXY VOTING INSTRUCTIONS Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 20230000000000000000 0 061710 COMPANY NUMBER ACCOUNT NUMBER Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Stockholders to be Held on June 17, 2010 This proxy statement and our 2009 annual report to stockholders are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=08117.